UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015 (April 30, 2015)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On April 30, 2015, Triangle USA Petroleum Corporation (“TUSA”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), entered into an Amendment No. 1 to Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and issuing lender, the other lenders named therein, and certain subsidiary guarantors (“Amendment No. 1”).  Amendment No. 1 amends that certain Second Amended and Restated Credit Agreement, dated November 25, 2014 (the “Credit Agreement”), as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2014, to, among other things, replace the existing total funded debt leverage ratio with a senior secured leverage ratio, add an interest coverage ratio, and add an equity cure right for non-compliance with financial covenants. All amendments made by Amendment No. 1 are effective through the maturity date of the facility (October 16, 2018).

Prior to Amendment No. 1, the Credit Agreement provided that the ratio of TUSA’s consolidated funded debt to consolidated EBITDAX (for the most-recently ended four fiscal quarters) may not be greater than 4.0 to 1.0 (the “Total Debt Ratio”).  Pursuant to Amendment No. 1, the Total Debt Ratio was replaced with a new covenant providing that the ratio of TUSA’s senior secured debt to consolidated EBITDAX (for the most-recently ended four fiscal quarters) may not be greater than 2.75 to 1.0 (the “Senior Secured Debt Ratio”).  The Senior Secured Debt Ratio excludes the outstanding 6.75% Senior Notes due 2022 issued in July 2014.  In connection with replacing the Total Debt Ratio with the Senior Secured Debt Ratio, TUSA agreed to add a covenant pursuant to which the ratio of EBITDAX (for the most-recently ended four fiscal quarters) to Interest Expense (as defined in Amendment No. 1) must be at least 2.5 to 1.0. The Senior Secured Debt Ratio and the Interest Coverage Ratio are tested as of the end of each fiscal quarter.

Amendment No. 1 also provides TUSA with the ability to cure non-compliance with the Senior Secured Debt Ratio, the Interest Coverage Ratio, and/or the current ratio (ratio of consolidated current assets to consolidated current liabilities must be at least 1.0 to 1.0) (collectively, the “Financial Covenants”) by receiving a capital contribution from the Company (each instance, a “Cure Right”).  TUSA may exercise its Cure Right up to five times before the maturity date of the facility, although TUSA may only use two Cure Rights in any consecutive four fiscal quarter period.

The May 2015 semi-annual redetermination of the borrowing base was conducted concurrently with the execution of Amendment No. 1, and the borrowing base was set at $350.0 million. The next scheduled borrowing base redetermination is in November 2015.  In connection with entering into Amendment No. 1, TUSA paid certain upfront fees to the lenders, as well as an arrangement fee to the Administrative Agent, in each case based on a percentage of the redetermined borrowing base.

The foregoing description of Amendment No. 1 is a summary only and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning Amendment No. 1 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1

Amendment No. 1 to Second Amended and Restated Credit Agreement, dated April 30, 2015, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named Therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit

Number	Description

Exhibit 10.1*

Amendment No. 1 to Second Amended and Restated Credit Agreement, dated April 30, 2015, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named Therein.

* Filed herewith.